EXHIBIT 99.1

February 5, 2007

ICON DEVELOPMENT APPOINTS NEW DIRECTOR

Vancouver BC – Icon Development Inc. (the ‘Company’ or ‘Icon’) (OTCBB: IDVE)

 is pleased to announce the appointment of Mr. Wayne Smith to the Company’s Board of Directors.

Mr. Wayne Smith most recently acted in the capacity of Chief Financial Officer and Chief Operating Officer of Visiphor Corporation, a public high technology company that trades in Canada on the TSX-V and in the United States on the OTCBB. He has been Visiphor Corporation’s Chief Financial Officer from September 1, 2002 to January 31, 2007 and Chief Operating Officer from July 13, 2003 to September 21, 2006 and from November 15, 2006 to January 31, 2007. From May 1, 2002 to September 1, 2002, Mr. Smith served as Controller of International Portfolio Management Inc. From October 1, 2001 to May 30, 2002, Mr. Smith acted as an internal audit and risk management consultant for public market regulatory authorities in his capacity as a risk management advisor of Peter Reimer & Associates. Prior to this Mr. Smith worked as an Audit Senior of Amisano Hanson Chartered Accountants from 1992 to 2001 and gained nine years experience in public practice auditing  public companies; and he also gained experience as a retail broker and risk management advisor to industry hedge clients in the commodity and futures markets prior to 1992. Since 1997, Mr. Smith has also been a partner of TelePartners Consulting Inc., a consulting services company which provides management and financial consulting services in the public company financial structuring and governance areas and the call center and help desk industries. .Mr. Smith holds a Chartered Accountant designation.

For more information please contact:

Mr. Ken Kerster

(604) 515-8065

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ICON’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS, AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1955 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.